SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported): August 13, 2004

Bio-One Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1630 Winter Springs Boulevard, Winter Springs, Florida	32708
(Address of principal executive offices)	(Zip code)

(407) 977-1005
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Interactive Nutrition International Inc. Transaction

On March 31, 2004, Bio-One Corporation (“Bio-One”) entered into a share exchange transaction by and between Bio-One and Nesracorp, Inc. (formerly Interactive Nutrition Inc.) (“Nesracorp”), whereby Bio-One acquired all of the issued and outstanding capital stock of Interactive Nutrition International Inc. (“INII”) for an aggregate purchase price of C$30,000,000, which was paid with cash of C$15,000,000 and a Convertible Promissory Note (the “Note”) in the principal amount of C$15,000,000 executed by Bio-One and INII. Bio-One and INII are collectively referred to as the “Debtors.” Pursuant to the share exchange transaction, INII became a wholly-owned subsidiary of Bio-One. Pursuant to the terms of the Note, the Debtors are obligated to make 57 consecutive installments to Nesracorp of C$268,158 commencing July 1, 2004. In connection with the Note, INII entered into a General Security Agreement, dated March 31, 2004 (the “GSA”), whereby INII granted to Nesracorp a security interest over all of the assets of INII.

On August 13, 2004, Nesracorp and the Debtors entered into a forbearance agreement under the terms of which the Debtors acknowledged that they were in default under the Note and Nesracorp agreed to forebear in enforcing its rights. On November 1, 2004, Nesracorp and the Debtors entered into a second forbearance agreement under the terms of which the Debtors again acknowledged that they were in default under the Note and Nesracorp agreed to forbear in enforcing its rights until November 30, 2004. Any failure of the Debtors to meet the terms and conditions of such forbearance agreement constitutes a default. Upon a default, Nesracorp, in its sole discretion, may immediately exercise its remedies and enforce its rights under the GSA without any further notice requirements to the Debtors.

On December 13, 2004, a private receiver was appointed by Nesracorp pursuant to Section 12 of the GSA. The receiver is Roxanne Anderson of Pricewaterhouse Coopers. The powers of the receiver are stipulated in Section 12 of the GSA as follows:

“…any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Secured Party hereunder or under the PPSA or otherwise and without limitation have power (a) to take possession of the Collateral, (b) to carry on all or any part or parts of the business of the Debtor, (c) to borrow money required for the seizure, retaking, repossession, holding, insurance, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the Collateral and for any other enforcement of this Agreement or for the carrying on of the business of the Debtor on the security of the Collateral in priority to the security interest created under this Agreement, and (d) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine provided that if any such disposition involves deferred payment the Secured Party will not be accountable for and the Debtor will not be entitled to be credited with the proceeds of any such disposition until the monies therefore are actually received.”

As a result of the default under the Note and the appointment of the receiver, it is unlikely that Bio-One will be able to consolidate the INII financial statements for the fiscal year ended December 31, 2004 into the financial statements of Bio-One.

On January 13, 2005, Bio-One filed a Statement of Claim in the Ontario Superior Court of Justice against Nesracorp, Eli Nesrallah, Joseph Nesrallah, Pamela Nesrallah, Roxanne Anderson and Pricewaterhouse Coopers. The Claim asks for (i) a discharge of the receiver, (ii) damages against Eli Nesrallah, Joseph Nesrallah, Pamela Nesrallah, the receiver and Pricewaterhouse Coopers, and (iii) a substantial adjustment in the purchase price of the transaction, or, in the alternative, rescission of the transaction. The Claim has not, as yet, been defended and Debtors’ counsel has received a request for mediation.

Cornell Capital Partners, LP Transaction

As previously reported, on April 1, 2004, Bio-One issued a Secured Convertible Debenture to Cornell Capital Partners, LP (“Cornell Capital”) in the principal amount of $15 million. The convertible debenture is convertible into shares of Bio-One’s common stock at a price per share that is equal to the lesser of (i) an amount equal to $0.75 or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of Bio-One’s common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder’s option. The convertible debenture has a term of 7 months. In connection with the Secured Convertible Debenture, Bio-One entered into a Security Agreement, dated April 1, 2004, whereby Bio-One secured its obligations under the Secured Convertible Debenture with all of Bio-One’s assets, which includes, but is not limited to, all of the issued and outstanding capital stock of INII. At Bio-One’s option, the Secured Convertible Debenture may be paid in cash or converted into shares of common stock unless converted earlier by the holder. The payment terms are $1,000,000 per week for five weeks commencing on May 1, 2004, $1,000,000 per week for five weeks commencing on July 1, 2004 and $1,000,000 per week for five weeks commencing on September 1, 2004. Except after an event of default, as set forth in the Secured Convertible Debenture, the holder shall not be entitled to convert such debenture for a number of shares of common stock of Bio-One in excess of that number of shares which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially held by such holder and its affiliates to exceed 4.99% of the outstanding shares of common stock of Bio-One.

Bio-One is currently in default under the Secured Convertible Debenture for its failure to make the required payments and for its failure to properly perfect Cornell Capital’s security interest in accordance with in the Secured Convertible Debenture and the Security Agreement. Pursuant to this default, Cornell Capital may foreclose on all of the assets of Bio-One, including, but not limited to, all of Bio-One’s ownership interests in all of its subsidiaries. Therefore, as a result of a foreclosure, Bio-One would no longer have an ownership if any of its subsidiaries and could be forced to curtail or cease its business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: March 25, 2005	By: /s/ Frank Clark
Name: Frank Clark
Its: Interim Chief Executive Officer and
Chairman of the Board of Directors